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                                                                  EXHIBIT 10.54



                  HEADQUARTERS AT GATEWAY LAKE LEASE AGREEMENT

                                 Term - 5 years
                           COMMENCING JANUARY 1, 1996
                         TERMINATING DECEMBER 31, 2000





         THIS LEASE AGREEMENT made and entered into this 1st day of January, 1996, by and between GATEWAY LLC (hereinafter referred to as "Landlord", and INFOMED HOLDINGS, INC. (hereinafter referred to as "Tenant").


                              W I T N E S S E T H:


         In consideration of the rents, covenants and agreements herein, Landlord does hereby lease to Tenant and Tenant hereby leases from Landlord upon terms, provisions and conditions herein, the real property hereinafter described.


                                   ARTICLE I
                     DESCRIPTION OF PROPERTY, TERMS AND USE


                 1.1 Description of Property. Landlord leases to Tenant a portion of the real property in the development known as the Headquarters at Gateway Lake and specifically identified as 1180 S.W. 36th Avenue, Pompano Beach, Florida (hereinafter referred to as the "Leased Premises") reflected on the legal description attached hereto as Exhibit "A" and made a part hereof and the floor plan attached hereto as Exhibit "B" and made a part hereof.
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                 1.2      Rentable Area.  The premises consist of 20,291
rentable square feet (the entire first floor of the premises and 8,000 square feet of the second floor) and constitutes Eighty Two and Fifty Four One Hundredths (82.54%) percent of rentable square footage of the building.

                 1.3 Term. Tenant is to have the Leased Premises being described subject to the terms and conditions hereof for a term of five (5) years, commencing on January 1, 1996 which shall be known as the "Commencement Date".

                 1.4 Use. The Leased Premises shall be used and occupied by Tenant solely for the purpose of a business office, storage and system check-out and for no other purpose without Landlord's express written consent.

                                   ARTICLE II
                                      RENT

                 2.1 Base Rental. In consideration of the leasing of the aforesaid premises, Tenant does hereby covenant and agree with Landlord to pay rental as follows:

                          For the first year, the sum of Two Hundred Thirteen
Thousand Fifty Five and 50/100 ($213,055.50) Dollars per annum, payable monthly in advance at the rate of Seventeen Thousand Seven Hundred Fifty Four and 62/100 ($17,754.62) Dollars plus applicable state sales tax. The first monthly installment of rent is paid simultaneously with the execution of this Lease Agreement and thereafter commencing on the first day of the second month of the term of this Lease. For the second year, the sum of Two Hundred Twenty Three Thousand Two Hundred One and 00/100 ($223,201.00) Dollars per annum, payable monthly in advance at the rate of Eighteen Thousand Six Hundred and 08/100 ($18,600.08) Dollars plus applicable state sales tax. For the third year, the sum of Two Hundred Thirty Three Thousand Three Hundred Forty Six and 50/100 ($233,346.50) Dollars per annum, payable monthly in advance at the rate of Nineteen Thousand Four Hundred Forty Five and 54/100 ($19,445.54) Dollars plus applicable state sales tax. For the fourth year, the sum of Two Hundred Forty Three Thousand Four Hundred Ninety Two and 00/100 ($243,492.00) Dollars per annum, payable monthly in advance at the rate of Twenty Thousand Two Hundred Ninety One and 00/100 ($20,291.00) Dollars plus applicable state sales tax.
For the fifth year, the sum of Two Hundred Fifty Three Thousand Six Hundred Thirty Seven and 50/100 ($253,637.50) Dollars per annum, payable monthly in advance at the rate of Twenty One Thousand One Hundred Thirty Six and 46/100
($21,136.46) Dollars plus applicable state sales tax.   All rental plus
applicable state sales tax reserved and agreed to be paid under this Lease shall be paid in lawful currency of the United States of America. Except as otherwise provided in this Lease, rental payments called for hereunder shall be made to Landlord without notice, demand, set-off or deduction at the place specified by Landlord from time to time in writing.





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2.2      Tenant's Share of Basic Operating Expenses

                          (a)     The term "Basic Operating Expenses" will
include operating costs, taxes and association assessments for the building and common area.

                          (b)     The term "Common Area" shall mean all real or
personal property owned by the Landlord for the common, non-exclusive use of the Landlord, the Tenant and their employees, guests and invitees including, but not limited to sidewalks, landscape areas, lighting, delivery areas, parking areas, entrance and lobby areas, security, elevators, stairways, hallways shared by more than one tenant and all lavatories shared by more than one tenant.

                          (c)     The term "Operating Costs" shall mean the
operating expenses of the building and all expenditures by Landlord to maintain the building, parking and related facilities, and such additional facilities in subsequent years as may be determined by Landlord to be necessary in accordance with sound and reasonable practices for facilities of a like kind and character. All operating expenses shall be determined on an accrual basis in accordance with generally accepted accounting principles which shall be consistently applied. Such operating expenses shall include all expenses, costs and disbursement of every kind and nature which Landlord shall pay or become obligated to pay because or in connection with the ownership, operation and maintenance of the building, including, but not limited to, the following:

                                  (1)      Wages and salaries of all employees
engaged in direct operation and maintenance of the building, employer's social security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages and salaries, the cost of disability and hospitalization insurance and pension or retirement benefits for such employees;


                                  (2)      All supplies and materials used in
the operation and maintenance of the building;

                                  (3)      Cost of all utilities for the common
areas of the building, including the cost of water, lighting, air-conditioning and ventilating, but excluding the cost of electricity for the tenants' premises;

                                  (4)      Cost of all maintenance and service
agreements for the building, the equipment therein and grounds, including janitorial service, security service, landscape maintenance, alarm service, window cleaning and elevator maintenance;

                                  (5)      Cost of all insurance relating to
the building, including casualty and liability insurance applicable to the building, Landlord's personal property used in connection therewith and rent insurance.





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                                  (6)      All taxes and assessments and
governmental charges, whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Leased Premises or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building or its operation excluding, however, Federal and State taxes on income and ad valorem taxes on Tenant's personal property and on the value of tenant leasehold improvements to the extent that the same exceeds standard building allowances;

                                  (7)      Cost of  repairs and general
maintenance (excluding such repairs and general maintenance paid by insurance proceeds or by Tenant and other third parties and alterations attributable solely to tenants of the building other than the Tenant);

                                  (8)      Legal expenses, accounting expenses
and management fees incurred with respect to the building;

                                  (9)      Costs incurred in compliance with
new or revised federal or state laws or municipal ordinances or codes or regulations promulgated under any of the same;

                                  (10)     Amortization of the cost of
installation of capital investment items which are primarily for the purpose of reducing (or avoiding increases in) operating costs or which may be required by governmental authority. All such costs shall be amortized over the reasonable life of the capital investment items with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles and in no event to extend beyond the reasonable life of the building. In the case of installations for the purpose of reducing (or avoiding increases in) operating costs, Landlord shall, upon request, provide Tenant a cost justification therefor;

                                  (11)     The Tenant recognizes the Leased
Premises are subject to certain protective covenants and restrictions for Headquarters at Gateway Lake Business Park Association, Inc. Said Association has been formed to enforce the declarations and operate and maintain the common areas referred to therein. The Tenant agrees to pay as part of its proportionate share of operating costs, all maintenance or other assessments imposed by the Association on the Landlord as owner of the building as provided in the Declaration.

                                        Basic Operating Costs shall not include
(i) expenditures classified as capital expenditures for Federal income tax purposes (except as set forth in Section 2.2(c)(10)), (ii) costs for which Landlord is entitled to specific reimbursement by Tenant, any other tenant of the building, or any other third party, (iii) costs of initial construction of the building, (iv) cost of renovating or modifying space in the building for lease to other tenants, (v) leasing commissions, ground rentals, and all non-cash expenses (including depreciation), and (vi) debt service on any indebtedness secured by the building.





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                          (d)     The Tenant's proportionate share of Basis
Operating Expenses shall be 82.54 percent of the total operating expenses and shall be paid to Landlord on the first day of each month along with basic rent in an amount equal to one-twelfth (1/12) of the Landlord's estimate of Tenant's proportionate share of same.

                          (e)     Landlord shall furnish Tenant a budget for
taxes and operating expenses setting forth Landlord's estimates of such amounts for the coming year. Said budget will be submitted to Tenant prior to January 31 of each year. For leases commencing during the initial year of occupancy of the Leased Premises, a budget will be furnished for the period from commencement of this Lease until December 31, 2000. A form of budget covering estimated operating expenses is attached hereto as Exhibit "C" and made a part hereof.

                          (f)     Within 120 days after the end of each
calendar year, or as soon thereafter as possible, Landlord shall furnish to Tenant an operating statement showing actual taxes and operating expenses incurred for the preceding year and an appropriate cash adjustment shall be made between Landlord and Tenant to reflect any difference between payments made based upon the estimated costs and the actual costs. Payment of the amount due either party (Landlord or Tenant) shall be made within ten (10) days following furnishing of the Operating Statement. Provided, further, however, that if within a calendar year there shall be collective increases in the taxes or operating expenses which exceed ten (10%) percent of the estimated budget, the Landlord may, at its option, adjust the budget for the remaining portion of the year to reflect such change so as to more accurately reflect costs and prevent a large variance between the estimated budget and actual expenses paid.

                          (g)     Audit.  Tenant, at his expense, shall have
the right, upon giving reasonable notice, to audit Landlord's books and records relating to any increased or additional costs payable hereunder for any periods within two (2) years prior to such an audit or report prepared by a certified public accountant, which audit or report for purposes of this Lease shall be conclusive.

                                  ARTICLE III
                              LANDLORD'S SERVICES

                 3.1 Services to be furnished by Landlord. Landlord shall use its best efforts to furnish Tenant, subject to the Building Rules and Regulations (hereafter defined) and Tenant's performance of its obligations hereunder, the following services:

                          (a)     Maintenance of the heating, ventilation and
air conditioning system serving the premises. Tenant is responsible for electric charges for the air conditioning system and other electric usage in Tenant's premises. Landlord furnishes air conditioning and heating in the common areas.





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                          (b)     Hot and cold water at those points of supply
provided for lavatory and drinking purposes only.

                          (c)     Janitor service in and about the building and
the Leased Premises five (5) days per week, and periodic window washing; however, Tenant shall pay, as additional rent, the additional costs attributable to the cleaning of improvements within the Leased Premises other than building standard improvements, including any costs for cleaning areas used for serving or consumption of food or beverages, data processing or reproduction operations.

                          (d)     Elevators for access to and egress from the
Leased Premises and the building twenty-four (24) hours a day, seven (7) days a week.

                          (e)     Electricity for all common areas and parking
areas.

                          (f)     Replacement of fluorescent lamps building,
standard light fixtures installed by Landlord and incandescent bulb replacement in all public areas.

                 3.2 Failure by Landlord to any extent to furnish such services or any cessation thereof of Landlord shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any of such services be interrupted, Landlord shall use reasonable diligence to restore same promptly, but Tenant shall have no claim for rebate of rent or damages or eviction on account thereof.

                 3.3 Tenant shall pay directly to the utility providing service monthly, as billed, such charges as may be separately metered to Tenant for any electric services utilized by Tenant. It is expressly understood it is the Tenant's responsibility to make application to the appropriate utility service for required service and to make any deposit required by the utility for such service in sufficient time to allow utility company to provide service on date required. Failure to have such utility service available will not extend the date upon which the lease term begins or when rental payment commences.


                                   ARTICLE IV
                            PREPARATION OF PREMISES

                 4.1 Landlord shall make those improvements completed and prepared for Tenant's occupancy in accordance with the agreed upon plans and specifications between Landlord and Tenant attached hereto and made a part hereof. The facilities, material and work to be furnished, will be performed by the Landlord at his expense and hereinafter referred to as "Standard Improvements". Any other facilities, material or work undertaken by or for the account of a tenant over and above standard work will be "Special Work".





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                 4.2      The premises shall be deemed ready for occupancy on
the date on which standard work shall have been substantially completed notwithstanding the fact that minor or insubstantial details of construction or adjustment remain to be performed, the non-completion of which does not materially interfere with Tenant's use of the premises. Any such minor items not completed or requiring adjustment will be itemized on a punch list and Landlord will utilize his best efforts to complete such items promptly. It is expressly understood that the correction, completion or adjustment of punch list items or corrections or adjustment required by the Landlord under any warranties hereunder do not constitute a valid reason for withholding of rental or any other payments due hereunder.

                 4.3 If the substantial completion of the work required by Landlord shall be delayed due to any act or omission of the Tenant, including delays due to changes or additions requested of Landlord, delays in Tenant submission of plans or other information or in giving required approvals or authorizations; or due to additional time needed, for the completion of any special work by or for the Tenant then the premises shall be deemed ready for occupancy on the date they would have been ready but for such delay and rent and other payments shall commence as of such earlier date.

                                   ARTICLE V
                             REPAIR AND MAINTENANCE

                 5.1 Landlord warrants for a period of one (1) year from date of issuance of a Certificate of Occupancy or the occupancy of the Tenant, whichever occurs earlier, all standard work in Tenant's premises against any defects due to faulty material, equipment or workmanship which warranty shall apply to work done by subcontractors as well as to work done by direct employees of the Landlord.

                 5.2 Except as specifically provided during the warranty period set forth in Section 5.1, Landlord shall not be required to make any improvements or repairs or alterations whatsoever to the Leased Premises except as may be required to the corridors and common areas and to the equipment used to provide the services set forth in ARTICLE III. Tenant shall promptly give Landlord written notice of any damage in the Leased Premises. This Section 5.2 shall not apply in the case of damage or destruction by fire or other casualty, which event is covered elsewhere in this Lease.

                 5.3 The builder's warranty which is given in this ARTICLE is in lieu of and cancels any undertaking or duty by Landlord to make statements to Tenant of facts affecting the value of the property, if any such duty now or at a later date is found by a court to exist.

                                   ARTICLE VI
                             TENANT CARE AND REPAIR





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                 6.1      Tenant shall maintain the Leased Premises in a clean,
attractive condition and shall be responsible for all repairs within the Leased Premises, except as specifically provided in ARTICLE V hereof.





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                                  ARTICLE VII
                                 LATE PAYMENTS

                 7.1 Payments by Tenant. Tenant agrees to timely pay all rents and sums provided to be paid to Landlord hereunder at the times and in the manner herein provided and to occupy at all times the Leased Premises. Any rent or other payment due hereunder which is not paid within ten (10) days of the due date specified herein will automatically accrue after the tenth day a late charge in the amount of eighteen (18%) percent annual interest per year without the necessity for demand or notification of such lateness to Tenant by the Landlord.

                                  ARTICLE VIII
                                  HOLDING OVER

                 8.1 If Tenant should remain in possession of the Leased Premises after the termination of expiration of the term without the execution by Landlord and Tenant of a new lease, then Tenant shall be deemed to be occupying the Leased Premises as a tenant at sufferance, subject to all the covenants and obligations of this Lease and at a daily rental of twice the per day rental in effect immediately prior to such expiration or termination, computed on the basis of a thirty (30) day month, but such holding over shall not extend the terms. Tenant shall give Landlord at least thirty (30) days prior written notice of any intention to remove from the premises and shall be entitled to ten (10) days notice from Landlord in the event Landlord desires possession of the premises.

                                   ARTICLE IX
                      ALTERATIONS, ADDITIONS, IMPROVEMENTS

                 9.1 Tenant will make no alteration, change, improvement, repair, replacement or addition to the Leased Premises without the prior written consent of Landlord. Tenant may remove its trade fixtures, office supplies and movable office furniture and equipment not attached to the building provided such removal is made prior to the termination or expiration of the term; Tenant is not then in default in the timely performance of any obligation or covenant under this Lease; and Tenant promptly repairs all damage caused by such removal. All other property at the Lease Premises and any alternation or addition to the Leased Premises (including but not limited to wall-to-wall carpeting, drywall partitions, paneling or other wall covering) and any other article attached or affixed to the floor, wall or ceiling of the Leased Premises shall become the property of Landlord and shall be surrendered with the Leased Premises as part thereof at the termination of this Lease, without payment or compensation therefor. If, however, Landlord so requests in writing, Tenant will, prior to vacating the premises upon the termination or expiration of this Lease, remove any and all alterations, additions, fixtures, equipment and property placed or installed by it in the Leased Premises and will repair any damage caused by such removal. Tenant's personalty and equipment are and will be security for Tenant's obligations under this Lease.





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                                   ARTICLE X
                                   ASSIGNMENT

                 10.1 Tenant shall not assign this Lease nor any rights hereunder, nor let or sublet all or any part of the Leased Premises, nor suffer or permit any person or entity to use any part of the Leased Premises, without first obtaining the express written consent of Landlord, which consent Landlord may grant or withhold in its sole discretion. Should Landlord consent to such assignment of the Lease, or to a sublease or all or any part of the Leased Premises, Tenant does hereby guarantee payment of all rent herein reserved until the expiration of the term hereof and no failure of Landlord to promptly collect from any assignee or sublessee, or any extension of the time for payment of such rents, shall release or relieve Tenant from its guaranty or obligation of payment of such rents. Any assignment by Landlord shall not relieve Tenant of its obligations hereunder.

                 10.2 Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder, and in the building and property referred to herein, and upon any such transfer or assignment, no further liability or obligation shall thereafter accrue against Landlord hereunder, (except to the extent of any retained Lessor's interest by Landlord upon any partial assignment of its interest in this Lease).


                                   ARTICLE XI
                 CONTROL OF COMMON AREAS AND PARKING FACILITIES

                 11.1 All automobile parking areas, driveways, entrances and exits thereto, and other facilities furnished by Landlord, including all parking area, truck way or ways, loading areas, pedestrian walkways, ramps, landscaped areas, stairways and other areas and improvements provided by Landlord for the general use, in common, of tenants, their officers, agents, employees, invitees, licensees, visitors and customers shall be at all times subject to Such rules and regulations as the Landlord shall, from time to time establish, modify and enforce with respect to all such facilities and areas.

                                  ARTICLE XII
                             RULES AND REGULATIONS

                 12.1 Tenant shall comply with all rules and regulations as may be applied by Landlord to all tenants of the building. Such rules and regulations will include but not necessarily be limited to those initial rules and regulations set forth in Exhibit "D" attached hereto which may, at the discretion of the Landlord, be subsequently modified.

                                  ARTICLE XIII





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                                   RELOCATION

                 13.1 If Landlord determines to utilize the Leased Premises for other purposes during he term, Tenant agrees to relocate to other space in the building designed by Landlord, provided such other space is of equal or larger size than the Leased Premises and has at least the same number of windows. Landlord shall pay all out-of-pocket expenses of any such relocation, including the expenses or moving and reconstruction of all Tenant-furnished and Landlord-furnished improvements. In the event of such relocation, this Lease shall continue in full force and effect without any change in the terms or other conditions, but with the new location substituted for the old location set forth in this Lease.

                                  ARTICLE XIV
                       FLOOR LOADS, NOISE, AND VIBRATION

                 14.1 Tenant shall not place a load upon any floor of the Leased Premises which exceeds the load per square foot which such floor was designed to carry or which is allowed by law. Business machines and mechanical equipment belonging to Tenant which cause noise or vibrations that may be transmitted to the structure of the building or to the Leased Premises to such a degree as to be objectionable by Landlord shall, at the Tenant's expense, be placed and maintained by Tenant in settings of cork, rubber or spring-type vibration eliminators sufficient to eliminate such noise or vibration.

                                   ARTICLE XV
                              LANDLORD'S INSURANCE

                 15.1 At all times during the term of this Lease, the Landlord shall maintain all necessary insurance on the premises including property, loss of rents, and liability. The insurance maintained will also be subject to the requirements of any institutional first mortgagee. The insurance will be maintained in the name of the Landlord only. The cost of this insurance will be included with the operating cost to be allocated to tenants in accordance with ARTICLE II - 2.2 of this Lease.

                 15.2 Landlord and Tenant each waive any claim against each other for any damage to property subject to insurance. Each party agrees to obtain a waiver of subrogation from its insurance carrier permitting this waiver.

                                  ARTICLE XVI
                               TENANT'S INSURANCE

                 16.1 Tenant shall, at its sole expense, provide and maintain in force during the entire term of this Lease, and any extension or renewal hereof, Contractual Liability Insurance in the single limit amount of One Million Five Hundred Thousand and 00/100 ($1,500,000.00)





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Dollars to cover the agreement in ARTICLE XVII - HOLD HARMLESS.  The original of each such policy of insurance or certified duplicate thereof issued by the insurance of insuring organization shall be delivered by Tenant to Landlord on or before ten (10) days prior to occupancy of the Leased Premises by Tenant.

                                  ARTICLE XVII
                                 HOLD HARMLESS

                 17.1 The Tenant covenants and agrees with Landlord that during the entire term of this Lease the Tenant will indemnify and save harmless the Landlord against any and all claims, debts, demands or obligations which may be made against the Landlord or against the Landlord's title in the premises arising by reason of any negligent acts or omissions of the Tenant, its officers, agents or employees in occupying the premises; and not any acts or omissions of the Landlord, its officers, agents or employees; and if it becomes necessary for the Landlord to defend any action seeking to impose any such liability, the Tenant will pay the Landlord all costs of court and reasonable attorneys' fees incurred by Landlord in such defense, in addition to any other sums which said Landlord may be called upon to pay by reason of a judgment or decree against the Landlord in the litigation in which such claim is asserted.

                 17.2 Tenant shall keep and maintain the demised premises in compliance with, and shall not cause or permit the demised premises to be in violation of any federal, state or local laws, ordinances or regulations including, without limitation, those relating to zoning, building, occupational safety and health, industrial hygiene or to the environmental conditions on, under or about the demised premises, including but not limited to soil and ground water conditions. Tenant shall not use, generate, manufacture, store or dispose of, on, under or about the demised premises or transport to or from the demised premises any flammable explosives, radioactive materials, corrosives or acids, including without limitation any and all substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", and "toxic substances" under any applicable federal or state laws or regulations (collectively, the "Hazardous Materials").

                 17.3 Tenant hereby agrees to indemnity Landlord and hold Landlord harmless from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind and all costs and expenses incurred in connection therewith (including but not limited to attorneys' fees, paralegal charges and expenses), arising directly or indirectly, in whole or in part due to Tenant's, its employees'; agents'; contractors'; or sub-tenants' handling, treatment or disposal of any Hazardous Materials which contaminates any of the demised premises or surrounding lands or ground water.





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                 17.4     The obligations of Tenant to indemnify and hold
harmless under this Article shall survive any conveyance, transfer or foreclosure of the Landlord's interest herein and further service the termination or expiration of the Lease.

                                 ARTICLE XVIII
                DESTRUCTION OR DAMAGE BY FIRE OR OTHER CASUALTY

                 18.1 In the event of a fire or other casualty in the Leased Premises, Tenant shall immediately give notice thereof to Landlord. If the Leased Premises shall be partially destroyed by fire or other casualty so as to render the Leased Premises untenable in whole or in part, the rental provided for herein shall abate as to the portion of the Leased Premises rendered untenable until such time as the Leased Premises are made tenantable as determined by Landlord and Landlord agrees to commence and complete such repair work promptly and with reasonable diligence, or in the event of total or substantial damage or destruction of the building where Landlord decides to rebuild, then all rent owed up to the date of such damage or destruction shall be paid by Tenant and this Lease shall terminate upon notice thereof to Tenant. Landlord shall give Tenant written notice of its decisions, estimates or elections under this ARTICLE XVIII within one hundred twenty (120) days after any such damage or destruction.

                 18.2     Should Landlord elect to effect any repairs under
ARTICLE XVIII or ARTICLE XIX, Landlord shall only be obligated to restore or rebuild the Leased Premises to a building standard condition, and then only to the extent that insurance proceeds or condemnation awards or agreed condemnation settlement proceeds are available to Landlord therefor.


                                  ARTICLE XIX
                                  CONDEMNATION

                 19.1 If the Leased Premises, building, or any part thereof other than parking, shall be taken or condemned for any public purpose (or conveyed in lieu or in settlement thereof) to such an extent as to render the remainder of the building or Leased Premises, in the opinion of Landlord, not reasonably suitable for occupancy, this Lease shall, at the option of either party, forthwith cease and terminate, and all proceeds from any taking or condemnation of the building and the Leased Premises shall belong to and be paid to Landlord. If a material portion of off-street parking is taken, Tenant may terminate the Lease if substitute parking is not provided to Tenant by Landlord. If this Lease is not so terminated, Landlord shall repair any damage resulting from such taking, to the extent and in the manner provided in ARTICLE XVIII and rental hereunder shall be abated to the extent the Leased Premises are rendered untenable during the period of repair, and thereafter be adjusted on an equitable basis considering the areas of the Leased Premises taken and remaining.





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                                   ARTICLE XX
                                     SIGNS

                 20.1 No signs, symbols or identifying marks shall be placed upon the building or in the halls, elevators, staircases, entrances, parking areas or upon the doors of walls without prior written approval of Landlord. Landlord agrees to provide and install, at Tenant's cost, all letters or numerals on doors in the Leased Premises. All such letters and numerals shall be in the building standard graphics, and no others shall be used or permitted on the Leased Premises.

                                  ARTICLE XXI
                         DEFAULT BY LANDLORD OR TENANT

                 21.1 Each of the following shall be deemed a default by the Tenant and a breach of this Lease:

                          a)      The filing of a petition by or against the
Tenant for adjudication s a bankrupt under the Bankruptcy Code, as now or hereafter amended or supplemented, or for reorganization within the meaning of Chapter XI of said Bankruptcy Code, or for arrangement within the meaning of Chapter XI of said Bankruptcy Code, or the filing of any petition by or against the Tenant under any further bankruptcy act for the same or similar relief.
The dissolution or the commencement of any action or proceeding for the dissolution or liquidation of the Tenant, whether instituted by or against the Tenant or for the appointment of a receiver or trustee of the property of the Tenant.

                          b)      The taking of possession of the premises or
property of the Tenant upon the premises by any governmental officer or agency pursuant to statutory authority for the dissolution, rehabilitation, reorganization or liquidation of the Tenant.

                          c)      The making by the Tenant of any "assignment
for the benefit of creditors under Federal bankruptcy law".

                          d)      A failure to pay the rent herein reserved, or
additional rent, or any part thereof, s and when due.

                          e)      Failure in the performance of any other
covenant or condition of this Lease on the part of the Tenant to be performed, for a period of thirty (30) days after receipt of written notice.

                                  (i)      For the purposes of subdivision e)
of this ARTICLE XXI, no failure on the part of the Tenant in the performance of work required to be performed or acts to be done or conditions to be modified shall be deemed to exist if steps shall have, in good faith, been commenced promptly by the Tenant to rectify the same and shall be prosecuted to completion with diligence and continuity. If the matter in question shall involve building construction, and if the Tenant shall be subject to unavoidable delay, either by reason of governmental regulations restricting the availability of labor or materials, or by strikes or other labor troubles, or by reason of conditions beyond the control of the Tenant, the Tenant's time to perform under said subdivision e) of this ARTICLE XXI shall be extended for a period commensurate with such delay.

                                  (ii)     In the event of any such default of
the Tenant, the Landlord may serve a written notice upon the Tenant that the Landlord elects to terminate this Lease upon a specified date not less than ten
(10) days after the date of the serving of such notice, except in the case of a default under subdivision d) hereof where no notice is required, and if the default remains uncured or the TIME PERIOD IS NOT EXTENDED AS HEREIN PROVIDED, this Lease shall then expire on the date so specified as if that date had been originally fixed as the expiration date of the term herein granted.

                                  (iii)  In the event this Lease shall be
terminated as hereinbefore provided, or by summary proceedings or otherwise, or in the event the demised premises or any part thereof shall be abandoned by the Tenant, the Landlord, or its agents, servants or representatives, may immediately or at any time thereafter, re-enter and resume possession of said premises or such part hereof, and remove all persons and property therefrom, either by summary dispossess proceedings or by a suitable action or proceeding at law, without being liable for any damages therefor. Moving out of the premises or leaving the premises vacant shall not be deemed an abandonment of the premises, provided the Tenant continues to pay the rent as and when due.
No re-entry by the Landlord shall be deemed an acceptance of surrender of this Lease.

                 In the event this Lease be terminated by summary proceedings, or otherwise as provided herein, or if the premises shall have been abandoned and whether or not the premises be relet, the entire amount of rent which would be paid to the expiration date of this Lease shall become due and payable. In the event the premises are relet by the Landlord, the Landlord shall be entitled to recover from Tenant, and the Tenant shall pay to the Landlord, in addition to any other damages becoming due hereunder, an amount equal to the amount of all rents and additional rent reserved under this Lease, less the net rent, if any, collected by the Landlord on reletting the demised premises, which shall be due and payable by the Tenant to the Landlord on the several days on which the rent and additional rent reserved in this Lease would have become due and payable; that is to say, upon each of such days the Tenant shall pay to the Landlord the amount of deficiency then existing. Such net rent collected on reletting by the Landlord shall be computed by deducting from the gross rents collected, all reasonable expenses incurred by the Landlord in connection with the reletting of the premises or any part thereof, including brokers' commission and the cost of repairing, renovating or remodeling said premises; however, the expenses to be deducted in computing the net rent collected on reletting shall not include the cost of performing any covenant contained herein required to be performed by Tenant.

                 Any effort by the Landlord to relet premises or mitigate damages it may have against Tenant shall not preclude the right of the Landlord to obtain by judicial process a Judgment for the entire amount of rent which would be paid to the expiration date of this Lease, if said Lease is terminated by summary proceedings or otherwise as provided herein.

                 21.2 Landlord's liability for a default by Landlord under this Lease shall, in all events, be limited to its interest in the Leased Premises if the Leased Premises is unencumbered by a mortgage or, if the Leased Premises is encumbered, limited to an amount equal to the value of a fee simple interest in the Leased Premises.

                                  ARTICLE XXII
                                 SUBORDINATION

         This Lease, its terms, conditions and all leasehold interests and rights hereunder are expressly made, given and granted subject and subordinate to the lien of any bona fide first mortgage which the Landlord may secure from any bank, life insurance company, savings and loan association or other recognized lending institution; and Tenant agrees to execute any instrument or instruments required by the mortgagee to subordinate the terms of this Lease to any such first mortgage that may be placed upon the premises by the Landlord. In the event of foreclosure when this Lease is not terminated, the Tenant agrees to attorn rent due hereunder to the mortgagee or its successor in interest or to the successful purchaser at foreclosure sale (new substitute landlord).

                                 ARTICLE XXIII
                               ACCESS BY LANDLORD

         Tenant shall permit Landlord or its agents or representatives to enter into and upon any part of the Leased Premises at all reasonable hours to inspect same; to clean; to make repairs, alterations or additions thereto, as Landlord may deem necessary or desirable; to show the Leased Premises to prospective purchasers or tenants; or for any other purpose deemed reasonable by Landlord.

                                  ARTICLE XXIV
                             LAWFUL USE OF PREMISES

         Tenant further covenants and agrees that said demised land and all buildings and improvements thereon during the term of this Lease shall be used only and exclusively for lawful purposes; and that said Tenant will not knowingly use or suffer anyone to use said premises or building for any purpose in violation of the laws of the United States, the State of Florida, the County of Broward, or any other governmental unit wherein the premises may be located.

                                  ARTICLE XXV
                                QUIET ENJOYMENT

         Landlord covenants that so long as Tenant pays the rent reserved in this Lease and performs its agreements hereunder, Tenant shall have the right to quietly enjoy and use the Leased Premises for the term hereof, subject only to the provisions of this Lease.

                                  ARTICLE XXVI
                TENANT FORBIDDEN TO ENCUMBER LANDLORD'S INTEREST

         It is expressly agreed and understood between the parties hereto that nothing in this Lease contained shall ever be construed as empowering the Tenant to encumber or cause to be encumbered the title interest of Landlord in the demised premises in any manner whatsoever. In the event tat regardless of this prohibition any person furnishing or claiming to have furnished labor or materials at the request of the Tenant, or of any person claiming by, through or under the Tenant shall file a lien against Landlord's interest therein, Tenant, within thirty (3) days after being notified thereof, shall cause said lien to be satisfied of record or the premises released therefrom by the posting of a bond or other security as prescribed by law, or shall cause same to be discharged as a lien against Landlord's interest in the demised premises by an order of a court having jurisdiction to discharge such lien.

                                 ARTICLE XXVII
                                 APPLICABLE LAW

         This Lease is entered into in the State of Florida and shall be governed by the applicable law of said State, the forum to resolve any dispute to be the Broward County Circuit Court.

                                 ARTICLE XXVIII
                                SECURITY DEPOSIT

         Tenant has not paid to Landlord any amount to secure performance of Tenant's obligations hereunder.

                                  ARTICLE XXIX
                         RECOVERY OF LITIGATION EXPENSE

         In the event that litigation is instituted between Landlord and Tenant, each shall, as the case may be, indemnify and pay to the prevailing party, all costs and expenses including, but not limited to, reasonable attorneys' fees incurred in enforcing the terms and provisions of this Lease or incurred in any Court action including attorneys' fees which may be incurred on appeal.



                                  ARTICLE XXX
                             NOTICES AND ESTOPPELS

                 30.1 All notices required by the law and this Lease to be given by one party to the other shall be in writing, and the same shall be served by Certified Mail, Return Receipt Requested, in postage prepaid envelopes addressed to the following addresses or such other addresses as may be by one party to the other designated in writing:

AS TO LANDLORD:                            O'DONNELL DAVIS, INC.
                                           P.O. Box 7395
                                           Princeton, NJ  08543-7395


AS TO TENANT:                              INFOMED HOLDINGS, INC.
                                           Controller
                                           InfoMed Holdings, Inc.
                                           4365 Route 1 South
                                           Princeton, NJ  08540-5705


                 30.2 Tenant shall execute such estoppel certificates to confirm the term of Tenant's Lease; renewal options; rent paid; occupancy acceptance subject only to minor punch-list items; obligations to pay rent, etc., as may from time to time be reasonably requested by Landlord.


                                  ARTICLE XXXI
               ENTIRE AGREEMENT, BINDING EFFECT AND SEVERABILITY

         This Lease and any written addenda and all exhibits hereto (which are expressly incorporated herein by this reference) shall constitute the entire agreement between Landlord and Tenant; no prior written or prior or contemporaneous oral promises or representations shall be binding. This Lease shall not be amended, changed or extended except by written instrument signed by both parties hereto. The provisions of this Lease shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties, but this provision shall in no way alter the restrictions on assignment and subletting applicable to Tenant hereunder. If any provision of this Lease or the application thereof to any person or circumstance shall at any time or to any extent be held invalid or unenforceable, and the basis of the bargain between the parties hereto is not destroyed or rendered ineffective thereby, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby.



                                 ARTICLE XXXII
                                RENEWAL OF LEASE

         At the conclusion of this Lease, the Tenant shall have the option for renewing for an additional five (5) year term, at a rent equal to the then current market rate of equivalent space in the area.

         The Tenant shall exercise this option to renew for the additional five
(5) year period in writing, delivered to Landlord's place of business as hereinafter set forth at least three (3) months in advance of the expiration of the initial term of this Lease.

         IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.


                                      GATEWAY, LLC
                                      O'DONNELL DAVIS, INC.,
                                              Manager

                                      By       /s/ Craig H. Davis
                                              ------------------------------
                                              Craig H. Davis, Vice President
                                              O'Donnell Davis, Inc.

                                      INFOMED HOLDINGS, INC.

                                      By       /s/ Barrett C. O'Donnell
                                              -------------------------------
                                              Barrett C. O'Donnell, President